SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2018

CLEARSIGN COMBUSTION CORPORATION

(Exact name of registrant as specified in Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(Address of Principal Executive Offices)

206-673-4848

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of the Current Report on Form 8-K of ClearSign Combustion Corporation (the “Company”) filed with the Securities and Exchange Commission on July 17, 2018 (the “July 17, 2018 Report”) is incorporated by reference into this Current Report. The documents referenced below, namely the Stock Purchase Agreement, the Registration Rights Agreement and the Voting Agreement, are the same documents for which disclosure was made in the July 17, 2018 Report.

On July 20, 2018 (the “Closing Date”), pursuant to the Stock Purchase Agreement dated July 12, 2018 by and between the Company and clirSPV LLC, an accredited investor (the “Investor”), the Company completed the sale and issuance of 5,213,543 shares of its common stock (the “Shares”) for a cash payment of $11,730,471.75. Of that amount, $75,000 was paid to the Investor for reimbursement of non-accountable expenses. On the Closing Date, in connection with the sale, the Company entered into the Voting Agreement and the Registration Rights Agreement.

Following the issuance of the Shares, the Company had a total of 26,631,452 shares of common stock outstanding.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by this Item 5.02, the information included in Item 1.01 of the July 17, 2018 Report is incorporated herein by reference. Pursuant to the Voting Agreement, the Investor has designated Robert T. Hoffman Sr. as a director. It has not yet been determined if Mr. Hoffman will be appointed to any committee of the Board of Directors. Mr. Hoffman has not entered into any transaction with the Company that requires disclosure under Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on the Closing Date, in accordance with Section 3, paragraphs 3.2 and 3.15 of the Company’s bylaws, the number of directors was increased from five to six and Mr. Hoffman was appointed as a director.

Item 7.01	Regulation FD Disclosure.

On July 20, 2018, the Company issued a press release disclosing the sale of the Shares. A copy of the press release is attached to this Current Report as exhibit 99.1 and incorporated by reference in its entirety into this Item 7.01.

The press release is furnished under this Item 7.01 and shall not be deemed filed with the U.S. Securities and Exchange commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the press release shall not be incorporated by reference into any filing the Company makes regardless of general incorporation language in the filing, unless expressly incorporated by reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Registration Rights Agreement
10.2	Voting Agreement
99.1	Press release issued July 20, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2018

CLEARSIGN COMBUSTION CORPORATION

By:	/s/ Brian Fike
Brian Fike
Interim Chief Financial Officer